                                                                    Exhibit 3.50

[State Seal]
                            COMMONWEALTH OF VIRGINIA
 LPA-73.11                STATE CORPORATION COMMISSION
  (05/02)
                       CERTIFICATE OF LIMITED PARTNERSHIP

This certificate of limited partnership is presented for filing pursuant to ss. 50-73.11 of the Code of Virginia.

1. The name of the limited partnership is

    __________________________________________________________________________.

2. The post office address, including the street and number, if any, of the specified office where the records shall be maintained pursuant to ss. 50-73.8 of the Code of Virginia is

    ___________________________________________________________________________
                                  (number/street)

    ___________________________________________________________________________.
        (city or town)                      (state)             (zip)

3. A. The initial registered agent's name is __________________________________.

    B. The registered agent is (mark appropriate box):

        (1) an INDIVIDUAL who is a resident of Virginia and [ ] a general partner of the limited partnership.
            [ ] an officer or director of a corporation that is a general partner of the limited partnership.
            [ ] a general partner of a general partner of the limited
                partnership.
            [ ] a member or manager of a limited liability company that is a general partner of the limited
                partnership.
            [ ] a trustee of a trust that is a general partner of the limited partnership.
            [ ] a member of the Virginia State Bar.

                                       OR

        (2) [ ] a domestic or foreign stock or nonstock corporation, limited liability company or registered limited liability partnership authorized to transact business in Virginia.

4. The business address of the initial registered agent is:

    ___________________________________________________________________________
                           (number/street)

    ________________________________________________ VA ______________________,
                  (city or town)                                (zip)

    which is located in the [ ] city or [ ] county of _________________________.

5. The name and business address of each general partner is

               Name                                    Address

    _____________________________     __________________________________________

                                      __________________________________________

    _____________________________     __________________________________________

                                      __________________________________________

    _____________________________     __________________________________________

                                      __________________________________________

Check if applicable:

[ ] The general partner(s)___________________________________________________
    is (are) serving, without more, as a general partner of, or as a partner in a partnership which is a general partner of, a domestic or foreign limited partnership which does not otherwise transact business in this Commonwealth. (See ss. 50-73.61 and/or ss. 13.1-757 of the Code of Virginia.)

                                     [OVER]

6. The latest date upon which the limited partnership is to be dissolved and its affairs wound up is

   _____________________________________.

7. Signature(s) of general partner(s):

   __________________________________ ________________________________ ________
            (signature)                         (printed name)          (date)

   __________________________________ ________________________________ ________
            (signature)                         (printed name)          (date)

   __________________________________ ________________________________ ________
            (signature)                         (printed name)          (date)


                                  INSTRUCTIONS

The certificate must be in the English language, typewritten or printed in black, legible and reproducible. See ss. 50-73.17 of the Code of Virginia. The document must be presented on uniformly white, opaque paper, free of visible watermarks and background logos.

You can download this form from our website at www.state.va.us/scc/division/clk/index.htm.

The name of the limited partnership must contain the words "Limited Partnership" or "a Limited Partnership," the abbreviation "L.P." or the designation "LP;" provided, however, that if the limited partnership is also applying for registered limited liability partnership status pursuant to ss. 50-73.132 of the Code of Virginia, the name must include either (1) (a) the words "limited partnership" or "a limited partnership," the abbreviation "L.P." or the designation "LP" and (b) the words "Registered Limited Liability Partnership" or "Limited Liability Partnership," the abbreviation "R.L.L.P." or "L.L.P." or the designation "RLLP" or "LLP," or (2) the words "Registered Limited Liability Limited Partnership" or "Limited Liability Limited Partnership," the abbreviation "R.L.L.L.P." or "L.L.L.P." or the designation "RLLLP" or "LLLP." See ss. 50-73.2 of the Code of Virginia.

This certificate must be signed by all of the general partners. Any person may sign a certificate by an attorney-in-fact. Each person signing this statement must set forth his printed name next to his signature. A person signing on behalf of a general partner that is a business entity should set forth the business entity's name, his or her printed name, and the capacity in which he or she is signing on behalf of the business entity. As provided in ss. 50-73.15 C of the Code of Virginia, the execution of this certificate by a general partner constitutes an affirmation under the penalties of perjury that the facts stated herein are true.

A registered limited liability partnership may not serve as its own registered agent.

The address of the registered agent's business office must include a street address. A rural route and box number may only be used if no street address is associated with the location of the registered agent's business office. A post office box is only acceptable for towns / cities that have a population of 2,000 or less if no street address or rural route and box number is associated with the location of the registered agent's business office. State the name of the county or independent city in which the office is physically located. Counties and independent cities in Virginia are separate local jurisdictions.

The specified office is the location at which a current list of the full name and last known address of each general partner of the limited partnership is kept, as well as the other limited partnership information and records specified in ss. 50-73.8 of the Code of Virginia.

The address of the specified office must include a street address. A rural route and box number may only be used if no street address is associated with the specified office's location. A post office box is only acceptable for towns / cities that have a population of 2,000 or less if no street address or rural route and box number is associated with the specified office's location.

Submit the original, signed certificate to the Clerk of the State Corporation Commission, P.O. Box 1197, Richmond, Virginia 23218-1197, (Street address: 1300 East Main Street, Tyler Building, 1st floor, Richmond, Virginia 23219), along with a check for the filing fee in the amount of $100.00, payable to the State Corporation Commission. PLEASE DO NOT SEND CASH. If you have any questions, please call (804) 371-9733 or toll-free in Virginia, 1-866-722-2551.